Exhibit 99.1
Granite Reports Third Quarter 2017 Results

•	Revenue increased to $957.1 million, up 19.1 percent year-over-year

•	Net income of $46.0 million, up 23.6 percent year-over-year

•	Construction segment gross profit margin at 15.8 percent

•	Construction Materials segment gross profit margin at 17.1 percent

•	Large Project Construction segment gross profit margin at 2.3 percent

•	Record Company backlog of $4.23 billion, up 12.5 percent year-over-year

WATSONVILLE, Calif. (October 27, 2017) - Granite Construction Incorporated (NYSE: GVA) today reported net income of $46.0 million for the quarter ended September 30, 2017, compared to net income of $37.2 million in the third quarter of 2016. Earnings per diluted share in the quarter was $1.14, up from $0.92 in the prior-year period.

"Our teams continue to execute safely on record backlog and our outlook remains extremely strong," said James H. Roberts, President and Chief Executive Officer of Granite Construction Incorporated.

"Broad bookings again resulted in record Company backlog of $4.23 billion. For the sixth consecutive quarter, Construction segment backlog finished at more than $1 billion, and Large Project Construction segment backlog finished above $3 billion for the first time. Two Large Project Construction segment project awards in the third quarter highlight our efforts to reshape the portfolio with smaller, Granite-sponsored jobs," Roberts continued.

"Our Construction segment produced strong top-line growth and consistently strong margin performance in the quarter," Roberts said. “Improved external demand helped drive considerably better margin performance in our Construction Materials segment. Continued acceleration on a number of under-performing, mature projects in our Large Project Construction segment created a drag on our results in the third quarter and on our year-to-date results.

“Overall, we continue to expect solid, improving performance across our business in 2018 and beyond. In addition, efforts to streamline overhead are paying off. As a result, we have produced high-teens revenue growth through the first nine months of 2017, while selling, general and administrative (SG&A) expenses have increased only about two percent. We continue to target benefits from the continued balance of strong growth and disciplined cost control,” Roberts said.

Third Quarter and Year-to-Date 2017 Results

Total Company

▪
Third quarter consolidated revenue increased 19.1 percent to $957.1 million compared with $803.9 million in the third quarter of 2016. On a year-to-date basis, consolidated revenue increased 18.4 percent to $2.19 billion.

▪
Third quarter consolidated gross profit increased 6.4 percent to $114.5 million compared with $107.7 million last year. On a year-to-date basis, gross profit decreased 2.7 percent to $214.2 million, as our operations continue to overcome the drag from poor first quarter weather.

▪
Third quarter consolidated gross profit margin was 12.0 percent compared with 13.4 percent in 2016. For the first nine months of 2017, gross profit margin was 9.8 percent compared with 11.9 percent last year.

▪
Total Company backlog was $4.23 billion, up 12.5 percent year-over-year. Construction segment backlog increased 3.0 percent year-over-year to $1.13 billion. Large Project Construction segment backlog increased 16.4 percent from last year to $3.10 billion.

▪
Third quarter SG&A expenses decreased to $49.5 million, a decrease of 8.7 percent from $54.2 million last year. For the first nine months of 2017, SG&A expenses were $162.7 million, an increase of 2.3 percent from $159.0 million last year, but down 120 basis points as a percentage of revenue.

▪	Our balance sheet remains strong with cash and marketable securities of $303.3 million, as of September 30, 2017, an increase of $45.3 million from September 30, 2016.

Third Quarter Segment Results
Construction

▪	Construction revenue increased 24.6 percent to $579.1 million, compared with $464.6 million last year.

▪	Gross profit increased 27.7 percent to $91.3 million, compared to $71.5 million last year.

▪	Gross profit margin of 15.8 percent increased from 15.4 percent a year ago.

▪
Solid execution on record backlog drove the strong revenue and profit increases in the third quarter. Steady bookings across geographies contributed to segment backlog increasing 3.0 percent year-over-year to $1.13 billion.

Large Project Construction

▪	Large Project Construction revenue increased 12.2 percent to $279.8 million, compared with $249.3 million last year.

▪	Gross profit decreased to $6.4 million compared to $23.5 million last year, with the decline attributable primarily to project write-downs.

▪	Gross profit margin was 2.3 percent compared with 9.4 percent in 2016.

▪
Accelerated activity on certain underperforming mature projects represented a significant amount of segment revenue. We continue to pursue resolutions for design, weather, and owner-related issues, while we close out several of these projects in late-2017 and through 2018.

▪
Segment backlog increased 16.4 percent from last year to a record of $3.10 billion, reflecting the addition of two Granite-sponsored projects in the quarter. We continue to emphasize increased project selectivity and significantly higher return expectations that properly balance project risk dynamics.

Construction Materials

▪	Construction Materials revenue increased 9.1 percent to $98.1 million, compared with $89.9 million last year.

▪	Third quarter gross profit increased 33.0 percent to $16.8 million, compared to $12.6 million last year.

▪	Gross profit margin of 17.1 percent increased from 14.0 percent a year ago.

▪	The gross profit and margin improvement was attributable primarily to improved external demand across geographies in the West.

Outlook and Guidance

"Steady private market demand combined with improving public funding trends continue to provide our business with growth opportunities, across geographies and end markets," said Roberts. "We believe that we are in the early stages of this investment cycle, with much of the public market visibility tied to actions taken over the last few years at state and local levels to increase infrastructure investment. Today, we continue to challenge our leaders in Washington, D.C. to follow the example of their predecessors' visionary action more than 60 years ago to invest in American infrastructure that we still rely on every single day. American workers and families once again are ready to rally behind a bold federal infrastructure vision backed by a significant funding commitment."
The Company’s expectations for 2017 remain:

▪	Mid- to high-teens consolidated revenue growth

▪	Consolidated EBITDA margin[1] of 6.0% to 6.5%

1 Please refer to the description and non-GAAP reconciliation in the attached tables.

Conference Call
Granite will conduct a conference call today, October 27, 2017, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended September 30, 2017. The Company invites investors to listen to a live audio webcast on its Investor Relations website, http://investor.graniteconstruction.com. An archive of the webcast will be available on the website approximately one hour after the call. The live call also is available by calling 1-877-328-5503; international callers may dial 1-412-317-5472. A replay will be available after the live call through November 3, 2017, by calling 1-877-344-7529, replay access code 10113152; international callers may dial 1-412-317-0088.
About Granite
Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE: GVA) is one of the nation’s largest infrastructure contractors and construction materials producers. Granite specializes in complex infrastructure projects, including transportation, industrial and federal contracting, and is a proven leader in alternative procurement project delivery. Granite is an award-winning firm in safety, quality and environmental stewardship, and has been honored as one of the World’s Most Ethical Companies by Ethisphere Institute for eight consecutive years. Granite is listed on the New York Stock Exchange and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, visit graniteconstruction.com.

Forward-looking Statements
Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, outcomes and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.
Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands, except share and per share data)

	September 30, 2017	December 31, 2016	September 30, 2016
ASSETS
Current assets
Cash and cash equivalents	$185,516	$189,326	$150,225
Short-term marketable securities	47,814	64,884	54,863
Receivables, net	627,081	419,345	512,752
Costs and estimated earnings in excess of billings	94,527	73,102	80,032
Inventories	62,059	55,245	61,015
Equity in construction joint ventures	242,358	247,182	263,180
Other current assets	26,612	39,908	28,047
Total current assets	1,285,967	1,088,992	1,150,114
Property and equipment, net	412,174	406,650	407,327
Long-term marketable securities	69,991	62,895	52,908
Investments in affiliates	39,946	35,668	34,356
Goodwill	53,799	53,799	53,799
Deferred income taxes, net	—	—	5,223
Other noncurrent assets	85,411	85,449	81,540
Total assets	$1,947,288	$1,733,453	$1,785,267

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$14,796	$14,796	$14,795
Accounts payable	286,913	199,029	223,612
Billings in excess of costs and estimated earnings	168,707	97,522	116,151
Accrued expenses and other current liabilities	246,775	218,587	237,534
Total current liabilities	717,191	529,934	592,092
Long-term debt	225,922	229,498	240,715
Deferred income taxes, net	5,932	5,441	—
Other long-term liabilities	46,435	45,989	46,270
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding: 39,850,587 shares as of September 30, 2017, 39,621,140 shares as of December 31, 2016 and 39,601,569 shares as of September 30, 2016	399	396	396
Additional paid-in capital	157,734	150,337	147,583
Accumulated other comprehensive income (loss)	240	(371)	(1,524)
Retained earnings	756,183	735,626	724,691
Total Granite Construction Incorporated shareholders’ equity	914,556	885,988	871,146
Non-controlling interests	37,252	36,603	35,044
Total equity	951,808	922,591	906,190
Total liabilities and equity	$1,947,288	$1,733,453	$1,785,267

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue
Construction	$579,146	$464,624	$1,235,264	$1,005,457
Large Project Construction	279,845	249,345	741,341	642,116
Construction Materials	98,135	89,936	211,834	200,363
Total revenue	957,126	803,905	2,188,439	1,847,936
Cost of revenue
Construction	487,798	393,094	1,053,463	857,938
Large Project Construction	273,460	225,826	731,906	591,438
Construction Materials	81,338	77,311	188,844	178,440
Total cost of revenue	842,596	696,231	1,974,213	1,627,816
Gross profit	114,530	107,674	214,226	220,120
Selling, general and administrative expenses	49,501	54,194	162,726	159,032
Gain on sales of property and equipment	(1,753)	(398)	(2,830)	(2,364)
Operating income	66,782	53,878	54,330	63,452
Other (income) expense
Interest income	(1,141)	(790)	(3,356)	(2,424)
Interest expense	2,660	3,034	8,097	9,270
Equity in income of affiliates	(2,732)	(2,424)	(4,907)	(4,583)
Other income, net	(1,309)	(732)	(2,821)	(5,287)
Total other income	(2,522)	(912)	(2,987)	(3,024)
Income before provision for income taxes	69,304	54,790	57,317	66,476
Provision for income taxes	21,249	16,617	16,841	19,540
Net income	48,055	38,173	40,476	46,936
Amount attributable to non-controlling interests	(2,073)	(982)	(4,151)	(5,987)
Net income attributable to Granite Construction Incorporated	$45,982	$37,191	$36,325	$40,949

Net income per share attributable to common shareholders:
Basic	$1.15	$0.94	$0.91	$1.04
Diluted	$1.14	$0.92	$0.90	$1.02
Weighted average shares of common stock
Basic	39,844	39,599	39,774	39,539
Diluted	40,387	40,313	40,367	40,205

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

Nine Months Ended September 30,	2017	2016
Operating activities
Net income	$40,476	$46,936
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	48,522	46,637
Gain on sales of property and equipment, net	(2,830)	(2,364)
Stock-based compensation	13,580	11,013
Equity in net loss (income) from unconsolidated joint ventures	15,415	(15,903)
Gain on real estate entity	—	(2,452)
Net income from affiliates	(4,907)	(4,583)
Changes in assets and liabilities:	(45,642)	(98,682)
Net cash provided by (used in) operating activities	64,614	(19,398)
Investing activities
Purchases of marketable securities	(79,708)	(84,758)
Maturities of marketable securities	90,000	30,000
Proceeds from called marketable securities	—	50,000
Purchases of property and equipment	(56,808)	(67,889)
Proceeds from sales of property and equipment	5,107	5,790
Distributions from affiliates	—	2,233
Other investing activities, net	2,321	3,847
Net cash used in investing activities	(39,088)	(60,777)
Financing activities
Long-term debt principal repayments	(3,750)	(3,750)
Cash dividends paid	(15,506)	(15,415)
Repurchases of common stock	(6,713)	(4,946)
(Distributions to) contributions from non-controlling partners, net	(3,500)	1,522
Other financing activities, net	133	153
Net cash used in financing activities	(29,336)	(22,436)
Decrease in cash and cash equivalents	(3,810)	(102,611)
Cash and cash equivalents at beginning of period	189,326	252,836
Cash and cash equivalents at end of period	$185,516	$150,225

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited - dollars in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	Construction	Large Project Construction	Construction Materials	Construction	Large Project Construction	Construction Materials

2017
Revenue	$579,146	$279,845	$98,135	$1,235,264	$741,341	$211,834
Gross profit	91,348	6,385	16,797	181,801	9,435	22,990
Gross profit as a percent of revenue	15.8%	2.3%	17.1%	14.7%	1.3%	10.9%

2016
Revenue	$464,624	$249,345	$89,936	$1,005,457	$642,116	$200,363
Gross profit	71,530	23,519	12,625	147,519	50,678	21,923
Gross profit as a percent of revenue	15.4%	9.4%	14.0%	14.7%	7.9%	10.9%

GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited - dollars in thousands)

Contract Backlog by Segment	September 30, 2017		June 30, 2017		September 30, 2016

Construction	$1,134,887	26.8%	$1,266,504	31.2%	$1,102,147	29.3%
Large Project Construction	3,099,857	73.2%	2,797,894	68.8%	2,662,399	70.7%
Total	$4,234,744	100.0%	$4,064,398	100.0%	$3,764,546	100.0%

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to Granite Construction Incorporated	$45,982	$37,191	$36,325	$40,949
Depreciation, depletion and amortization expense(2)	17,374	17,135	48,522	46,637
Provision for income taxes	21,249	16,617	16,841	19,540
Interest expense, net of interest income	1,519	2,244	4,741	6,846
EBITDA	$86,124	$73,187	$106,429	$113,972
Consolidated EBITDA Margin(3)	9.0%	9.1%	4.9%	6.2%

Note:
(1)We define EBITDA as GAAP net income attributable to Granite Construction Incorporated, adjusted for interest, taxes, depreciation, depletion and amortization. We believe this non-GAAP financial measure and the associated margin are useful in evaluating operating performance and are regularly used by securities analysts, institutional investors and other interested parties in reviewing the Company. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as Cost of Revenue and Selling, General and Administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

(3)Represents EBITDA divided by consolidated revenue. Consolidated revenue was $957,126 and $2,188,439 for three and nine months ended September 30, 2017, respectively, and $803,905 and $1,847,936 for the three and nine months ended September 30, 2016, respectively.

CONTACT:
Granite Construction Incorporated
Ron Botoff, 831-728-7532